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                                                                    Exhibit 23.4


                             CONSENT OF ANN C. MULE'

         I hereby consent to the use of my name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement on Form S-3 of Sunoco, Inc. filed with the Securities and Exchange Commission on July 6, 2000, with respect to registration under the Securities Act of 1933, as amended, of up to $1.5 billion of debt securities, preference stock, common stock and warrants of the Company, and trust preferred securities of Sunoco Capital I and Sunoco Capital II.


                                                        /s/  ANN C. MULE'
                                                        ----------------
                                                        Ann C. Mule'
                                                        General Attorney and
                                                        Corporate Secretary